Exhibit 5.1

Harney Westwood & Riegels (Cayman) LLP

3rd Floor, Harbour Place

103 South Church Street, PO Box 11088

Grand Cayman KY1-1008, Cayman Islands

Tel: +1 345 949 8599

Fax: +1 345 949 4451

20 January 2026

christopher.hall@harneys.com

064229.0001

Medikra Inc.

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240

Grand Cayman KY1-1002

Cayman Islands

Dear Medikra Inc.

Medikra Inc. (Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 to be filed with the Securities and Exchange Commission (Commission) on or about the date of this opinion (Registration Statement), relating to the registration of:

A.	up to 4,000,000 ordinary shares of the Company, par value US$0.0001 per share (Ordinary Shares);

B.	up to 600,000 additional Ordinary Shares issuable upon exercise of the underwriters’ over-allotment option, if any, exercisable for a period of 45 days after the closing of the offering (Over-Allotment Shares);

C.	warrants to purchase a number of Ordinary Shares equal to seven percent (7%) of the Ordinary Shares actually sold (including the Over-Allotment Shares), at an exercise price equal to 110% of the initial public offering price, with only whole warrants being exercisable (Warrants); and

D.	the Ordinary Shares issuable upon exercise of the Warrants (Warrant Shares),

in each case under the United States Securities Act of 1933, as amended (Securities Act) and pursuant to the terms of the Registration Statement. In this opinion Companies Act means the Companies Act (Revised) of the Cayman Islands.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which are all the documents which we consider necessary and appropriate for the matters set out in this legal opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion, we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2	Capacity and Power. The delivery of the Registration Statement by the Company and the performance of its obligations thereunder are within the corporate capacity and power of the Company and have been duly authorised and approved by all necessary corporate action of the Company.

3	Ordinary Shares. The Ordinary Shares to be issued by the Company (including the Over-Allotment Shares and the Warrant Shares) as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Resolutions (as defined in Schedule 1), the terms of the Warrants (in relation to the Warrant Shares), and when the name of the shareholder is entered in the register of members of the Company (Register of Members), the Ordinary Shares will be validly issued, allotted and fully paid, non-assessable and there will be no further obligation on the holder of any of the Ordinary Shares to make any further payment to the Company in respect of such Ordinary Shares.

4	Authorised Share Capital. Based on our review of the Mem & Arts (as defined in Schedule 1), the authorised share capital of the Company is US$50,000 divided into 500,000,000 Ordinary Shares.

5	Cayman Islands Law. The statements under the caption “Cayman Islands Taxation” in the proxy statement/prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name elsewhere in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is rendered for your benefit in connection with the transactions contemplated by the Registration Statement.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully
/s/ Harney Westwood & Riegels (Cayman) LLP
Harney Westwood & Riegels (Cayman) LLP

SCHEDULE 1

List of Documents and Records Examined

1	The Certificate of Incorporation of the Company dated 30 August 2024.

2	The Second Amended and Restated Memorandum and Articles of Association of the Company dated 04 December 2025 (Mem & Arts).

3	A Certificate of Incumbency in respect of the Company, issued by Harneys Fiduciary (Cayman) Limited on 19 January 2026, as Registered Office provider to the Company (Certificate of Incumbency).

4	A Certificate of Good Standing in respect of the Company issued by the Registrar of Companies dated 19 January 2026.

5	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands (Court Register) via the Court’s Digital System from the incorporation date of the Company to 19 January 2026.

6	A copy of the unanimous written resolutions of the board of directors of the Company dated on or around the date of this opinion approving the issue. (the Resolutions).

Items 1 to 7 above are together referred to as the Corporate Documents.

7	The Registration Statement.

1 to 8 above are collectively referred to in this opinion as the Documents.

Schedule 2

Assumptions

1	Validity under Foreign Laws. That:

(a)	all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and

(b)	no other matters arising under any foreign law will affect the views expressed in this opinion.

2	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

3	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

4	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion and there is no information not contained in the Director’s Certificate that will in any way affect this opinion.

Schedule 3

Qualifications

1	Non-assessable. The term non-assessable means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

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